Exhibit 99.1

Endeavor Releases Second Quarter 2024 Results

Beverly Hills, CA (August 8, 2024) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended June 30, 2024.

Highlights

•	$1.751 billion in Q2 2024 revenue

•

Growth across Owned Sports Properties driven by outperformance of marquee live events including WrestleMania 40, UFC 300 and UFC 303, as well as growth in new and existing partnerships at Professional Bull Riders (“PBR”)

•	Strength within Representation segment driven by continued recovery following WGA and SAG-AFTRA strikes and continued consumer demand for music tours

Q2 2024 Consolidated Financial Results

•	Revenue: $1.751 billion

•	Net loss: $253.8 million

•	Adjusted EBITDA: $380.7 million

“TKO and PBR benefited from strong consumer demand and engagement during the quarter, and we continued to drive growth in our representation segment,” said Ariel Emanuel, CEO, Endeavor. “We remain focused on delivering for our clients and partners and maintaining momentum throughout the business as we work toward the close of our take-private transaction with Silver Lake.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $894.1 million for the quarter, up $554.0 million, or 162.9%, compared to the second quarter of 2023. The increase was primarily attributed to the acquisition of WWE in September 2023, which contributed $457 million during the second quarter, and increases at UFC in live event revenue and higher media rights fees from holding one additional numbered event compared to the prior year period, as well as higher site fees and partnerships. Segment results also benefited from growth in new and existing partnerships at PBR and increased revenue from PBR’s team series. The segment’s Adjusted EBITDA was $422.8 million, up $243.6 million, or 135.9%, year-over-year.

•

Events, Experiences & Rights segment revenue was $472.2 million for the quarter, down $118.9 million, or 20.1%, compared to the second quarter of 2023. Segment revenue was primarily impacted by a decrease of $91 million from the sale of IMG Academy in June 2023, as well as by the timing of certain events including the Miami Open. These were partially offset by increases at the Madrid Open and growth from other events including the addition of EXPO Chicago. The segment’s Adjusted EBITDA was $(68.7) million for the quarter, down $145.3 million year-over-year.

•

Representation segment revenue was $411.4 million for the quarter, up $30.3 million, or 7.9%, compared to the second quarter of 2023. The increase in revenue is primarily attributed to growth in WME’s talent and music divisions and at 160over90, partially offset by decreases in WME’s fashion business. Adjusted EBITDA was $107.4 million for the quarter, up $0.2 million, or 0.2%, year-over-year.

Sports Data & Technology Segment Update

As part of the Silver Lake take-private transaction announced in April 2024, the Company disclosed its intent to transfer, divest or sell certain business units or assets excluding TKO and any of its subsidiaries and the agency representation business WME. During the quarter, we began to actively market the businesses comprising the Sports Data & Technology segment, OpenBet and IMG ARENA. As such, for financial reporting purposes, these businesses are considered Held for Sale and the Sports Data & Technology segment is presented as discontinued operations in the Q2 2024 consolidated interim financial statements. During this process, these businesses will continue operating as usual.

Balance Sheet and Liquidity

At June 30, 2024, cash and cash equivalents totaled $697.7 million, compared to $778.6 million at March 31, 2024. Total debt was $5.073 billion at June 30, 2024, compared to $5.010 billion at March 31, 2024.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Silver Lake Transaction

On April 2, 2024, Endeavor announced that it entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with the Endeavor management team and additional anchor investors. Under the terms of the agreement, Silver Lake will acquire 100% of the outstanding shares it does not already own, other than rolled interests. Endeavor stockholders will receive $27.50 per share in cash. The merger agreement requires the Company to, in each calendar quarter prior to the closing, declare and pay a dividend in respect of each issued and outstanding share of the Company’s Class A common stock at a price equal to $0.06 per share. The transaction is subject to the satisfaction of customary closing conditions and required regulatory approvals. No other stockholder approval is required. The transaction is expected to close by the end of the first quarter of 2025.

Webcast Details

Following the prior announcement of Endeavor’s definitive agreement to be acquired by Silver Lake, the Company will not be hosting an earnings conference call this quarter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the expected take-private of the Company by Silver Lake; the payment to be made to the Company’s stockholders; the expected timing of the closing of the take-private transaction; and the expected sale of the businesses comprising the Company’s Sports Data & Technology segment. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: risks related to the Company’s potential transaction with Silver Lake; changes in public and consumer tastes and preferences and industry trends; impacts from changes in discretionary and corporate spending on entertainment and sports events due to factors beyond our control, such as adverse economic conditions, on our operations; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies; Endeavor’s reliance on its professional reputation and brand name; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; Endeavor’s ability to effectively manage the integration of and recognize economic benefits from businesses acquired, its operations at its current size, and any future growth; failure to protect the Company’s IT systems and confidential information against breakdowns, security breaches, and other cybersecurity risks; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; risks related to the business combination of UFC and WWE into TKO; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$1,751,274	$1,305,648	$3,510,918	$2,801,626
Operating expenses:
Direct operating costs	741,989	515,902	1,532,804	1,187,487
Selling, general and administrative expenses	759,244	585,274	1,805,145	1,213,063
Depreciation and amortization	138,562	49,833	281,032	105,113

Total operating expenses	1,639,795	1,151,009	3,618,981	2,505,663

Operating income (loss) from continuing operations	111,479	154,639	(108,063)	295,963
Other (expense) income:
Interest expense, net	(97,551)	(90,368)	(194,397)	(175,540)
Tax receivable agreement liability adjustment	—	10,174	(2,444)	12,518
Other income (expense), net	682	742,066	(1,272)	766,533

Income (loss) from continuing operations before income taxes and equity losses of affiliates	14,610	816,511	(306,176)	899,474
(Benefit from) provision for income taxes	(143,377)	139,811	(206,903)	174,668

Income (loss) from continuing operations before equity losses of affiliates	157,987	676,700	(99,273)	724,806
Equity losses of affiliates, net of tax	(2,833)	(12,997)	(5,096)	(19,543)

Income (loss) from continuing operations, net of tax	155,154	663,703	(104,369)	705,263
Discontinued operations:
(Loss) income from discontinued operations	(176,351)	3,462	(268,607)	(1,230)
Provision for income taxes	232,575	630	184,267	1,243

(Loss) income from discontinued operations, net of tax	(408,926)	2,832	(452,874)	(2,473)

Net (loss) income	(253,772)	666,535	(557,243)	702,790
Less: Net (loss) income attributable to non-controlling interests	(39,254)	263,361	(205,385)	291,585

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(214,518)	$403,174	$(351,858)	$411,205

(Loss) earnings per share of Class A common stock:
Basic from continuing operations	$0.20	$1.33	$(0.16)	$1.37
Basic from discontinued operations	(0.90)	0.01	(1.00)	—

Basic	$(0.70)	$1.34	$(1.16)	$1.37

Diluted from continuing operations	$0.19	$1.28	$(0.16)	$1.35
Diluted from discontinued operations	(0.89)	0.01	(1.00)	—

Diluted	$(0.70)	$1.29	$(1.16)	$1.35

Weighted average number of shares used in computing (loss) earnings per share:
Basic	304,193,981	301,011,276	302,327,311	296,499,094
Diluted(1)	309,319,813	311,046,135	302,327,311	299,810,998

(1)

The diluted weighted average number of shares of 309,319,813 for the three months ended June 30, 2024, included weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Profits Units into shares of the Company’s Class A common stock, plus additional shares from RSUs, Stock Options and Phantom Units. The diluted weighted average number of shares did not include any additional shares from securities which had an antidilutive impact on the calculation of (loss) earnings per share.

Securities that are anti-dilutive for the three months ended June 30, 2024, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 145,868,156 shares, as well as additional shares from certain Stock Options, RSUs and redeemable non-controlling interests.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Owned Sports Properties	$894,061	$340,088	$1,579,486	$693,377
Events, Experiences & Rights	472,221	591,078	1,217,118	1,391,864
Representation	411,410	381,149	756,757	731,389
Eliminations	(26,418)	(6,667)	(42,443)	(15,004)

Total Revenue	$1,751,274	$1,305,648	$3,510,918	$2,801,626

Adjusted EBITDA:
Owned Sports Properties	$422,827	$179,234	$721,799	$364,905
Events, Experiences & Rights	(68,745)	76,583	27,166	184,574
Representation	107,388	107,149	172,585	191,355
Corporate and other	(80,728)	(74,722)	(160,231)	(152,747)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$697,656	$1,166,526
Restricted cash	403,309	278,456
Accounts receivable (net of allowance for doubtful accounts of $54,765 and $58,026, respectively)	1,008,782	810,857
Deferred costs	646,465	606,207
Other current assets	438,999	432,042
Current assets of discontinued operations	209,531	170,459

Total current assets	3,404,742	3,464,547
Property and equipment, net	861,464	914,645
Operating lease right-of-use assets	416,645	309,704
Intangible assets, net	4,615,399	4,812,284
Goodwill	9,516,086	9,517,143
Investments	397,084	394,179
Deferred income taxes	446,484	429,729
Other assets	630,541	599,394
Long-term assets of discontinued operations	872,655	1,103,148

Total assets	$21,161,100	$21,544,773

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$531,300	$462,361
Accrued liabilities	977,928	684,390
Current portion of long-term debt	2,329,585	58,894
Current portion of operating lease liabilities	65,618	73,899
Deferred revenue	860,165	802,344
Deposits received on behalf of clients	391,135	262,436
Current portion of tax receivable agreement liability	122,189	156,155
Other current liabilities	64,603	97,191
Current liabilities of discontinued operations	166,857	199,276

Total current liabilities	5,509,380	2,796,946

Long-term debt	2,743,045	4,969,417
Long-term operating lease liabilities	391,979	279,042
Long-term tax receivable agreement liability	743,332	834,298
Deferred tax liabilities	445,375	446,250
Other long-term liabilities	394,178	392,951
Long-term liabilities of discontinued operations	101,043	103,358

Total liabilities	10,328,332	9,822,262

Commitments and contingencies
Redeemable non-controlling interests	229,736	215,458
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 306,602,233 and 298,698,490 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Class X common stock, $0.00001 par value; 4,967,940,840 and 4,983,448,411 shares authorized; 161,433,926 and 166,569,908 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Class Y common stock, $0.00001 par value; 987,806,109 and 989,681,838 shares authorized; 216,298,160 and 225,960,405 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	4,956,534	4,901,922
Accumulated deficit	(505,359)	(117,065)
Accumulated other comprehensive loss	(25,502)	(157)

Total Endeavor Group Holdings, Inc. shareholders’ equity	4,425,679	4,784,706
Nonredeemable non-controlling interests	6,177,353	6,722,347

Total shareholders’ equity	10,603,032	11,507,053

Total liabilities, redeemable interests and shareholders’ equity	$21,161,100	$21,544,773

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding the results of discontinued operations, income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs and settlements, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings (losses), net gains on sales of businesses, tax receivable agreement (“TRA”) liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the TRA, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(253,772)	$666,535	$(557,243)	$702,790
Loss (income) from discontinued operations, net of tax	408,926	(2,832)	452,874	2,473
(Benefit from) provision for income taxes	(143,377)	139,811	(206,903)	174,668
Interest expense, net	97,551	90,368	194,397	175,540
Depreciation and amortization	138,562	49,833	281,032	105,113
Equity-based compensation expense (1)	53,002	61,100	111,728	139,543
Merger, acquisition and earn-out costs (2)	32,903	15,831	57,182	29,738
Certain legal costs (3)	8,530	1,489	19,832	3,911
Legal settlement (4)	—	—	335,000	—
Restructuring, severance and impairment (5)	34,884	13,736	60,414	21,936
Fair value adjustment - equity investments (6)	20	(68)	(100)	(781)
Equity method losses - Fifth Season (7)	3,594	6,580	7,328	15,103
Net gain on sale of the Academy business (8)	—	(736,978)	—	(736,978)
Tax receivable agreement liability adjustment (9)	—	(10,174)	2,444	(12,518)
Other (10)	(81)	(6,987)	3,334	(32,451)

Adjusted EBITDA	$380,742	$288,244	$761,319	$588,087

Net (loss) income margin	(14.5%)	51.1%	(15.9%)	25.1%
Adjusted EBITDA margin	21.7%	22.1%	21.7%	21.0%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three and six months ended June 30, 2024 as compared to the three and six months ended June 30, 2023 was primarily due to awards granted at the initial public offering under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan becoming fully vested partially offset by awards granted under the new TKO equity plan and the WWE plan assumed in connection with the business combination of UFC and WWE. Equity-based compensation was recognized in all segments and Corporate for three and six months ended June 30, 2024 and 2023.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended June 30, 2024 primarily related to professional advisor costs, which were approximately $30 million and includes approximately $10 million of costs related to our evaluation of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $3 million, which primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the three months ended June 30, 2023 primarily related to professional advisor costs, which were approximately $14 million and primarily related to our Owned Sports Properties segment.

Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $2 million, which primarily related to our Representation segment.

Such costs for the six months ended June 30, 2024 primarily related to professional advisor costs, which were approximately $52 million and includes approximately $27 million of costs related to our evaluation of strategic alternatives, and related to our Representation and Owned Sports Properties segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $5 million, which primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the six months ended June 30, 2023 primarily related to professional advisor costs, which were approximately $25 million and primarily related to our Owned Sports Properties segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $5 million, which primarily related to our Representation and Events, Experiences & Rights segments.

(3)	Includes costs related to certain litigation or regulatory matters in our Owned Sports Properties and Events, Experiences & Rights segments and Corporate.
(4)	Relates to a legal settlement in our Owned Sports Properties segment.
(5)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended June 30, 2024 primarily relate to an estimated loss of $24 million on certain assets held for sale in our Owned Sports Properties segment and restructuring expenses in all of our segments.

Such costs for the six months ended June 30, 2024 primarily relate to an estimated loss of $24 million on certain assets held for sale in our Owned Sports Properties segment, the restructuring expenses in all of our segments and the impairment of an asset in our Events, Experiences & Rights segment.

Such costs for the three and six months ended June 30, 2023 primarily relates to a loss of approximately $9 million due to an other-than-temporary impairment for one of our equity method investments, which related to our Events, Experiences & Rights segment; and the restructuring expenses in our Events, Experiences & Rights and Representation segments and Corporate.

(6)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(7)	Relates to our share of losses for our investment in Fifth Season.
(8)	Relates to the gain recorded for the sale of the Academy business, net of transactions costs of $5.5 million, which were contingent on the sale closing.
(9)

For the six months ended June 30, 2024 and the three and six months ended June 30, 2023, the adjustment for the tax receivable agreement liability related to a change in estimates of future TRA payments. No adjustment was recorded for the three months ended June 30, 2024.

(10)

For the three months ended June 30, 2024, other was comprised primarily of losses of approximately $1 million on foreign currency exchange transactions, which related to all of our segments and Corporate, and a loss of approximately $1 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.

For the three months ended June 30, 2023, other was comprised primarily of gains of approximately $5 million on foreign currency exchange transactions, which related to all of our segments and Corporate and a gain of approximately $3 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.

For the six months ended June 30, 2024, other was comprised primarily of losses of approximately $6 million on foreign currency exchange transactions, which related to all of our segments and Corporate; and a gain of approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related to our Events, Experiences & Rights segment.

For the six months ended June 30, 2023, other was comprised primarily of gains of approximately $15 million on foreign currency exchange transactions, which related to all of our segments and Corporate; a gain of approximately $6 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; and a gain of approximately $5 million from the resolution of a contingency.